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

AmeriQuest letterhead

                                JANUARY 10, 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of AmeriQuest Technologies, Inc. ("AmeriQuest") will be held on February 9, 2000, at 10:00 a.m., local time, at our corporate headquarters located at 2465 Maryland Road, Willow Grove, PA 19090 for the following purposes:

     1) to elect five directors;

     2) to transact any other business appropriately brought before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS. PLEASE READ THE ATTACHED PROXY STATEMENT FOR FURTHER INFORMATION.

Stockholders of record at the close of business on December 21, 1999 will be entitled to vote at the Annual Meeting.

The approximate date of mailing for this proxy statement is January 10, 2000.

Sincerely yours,

Jon D. Jensen
Secretary

              TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
                   YOU ARE URGED TO COMPLETE, DATE, SIGN AND
                         RETURN THE ENCLOSED PROXY CARD
                              AS SOON AS POSSIBLE.

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
General Information..............      1
Election of Directors............      2
 Information about the Board of
   Directors.....................      3
Executive Officers...............      4
Stock Ownership..................      5
Executive Officers
  Compensation...................      6
Report of the Compensation
  Committee......................      8
Performance Graph................     10
Other Information................     12
 Certain Relationships and
   Certain Transactions..........     12
 Compensation Committee
   Interlocks and Insider
   Participation.................     12
 Compliance under Section 16(a)
   of the Securities Exchange Act
   of 1934.......................     12
 Expenses of Solicitation........     12
 Accountants.....................     12
 Proposals for Next Year's
   Meeting.......................     12

                         AMERIQUEST TECHNOLOGIES, INC.
                               246 MARYLAND ROAD
                           WILLOW GROVE, PENNSYLVANIA

                              GENERAL INFORMATION

WHAT ARE YOU VOTING FOR

One matter will be voted on at the Annual Meeting: the election of five directors.

Your Board of Directors recommends that you vote for its five nominees for election to the Board. Information concerning the Board's nominees are contained in this Proxy Statement.

OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly come before the meeting, the persons named as proxies on the enclosed proxy card intend to vote upon such matters as they deem appropriate.

VOTING

Stockholders as of the close of business on December 21, 1999 are entitled to vote at the Annual Meeting. As of that date, there were 67,841,906 shares of common stock eligible to vote. Each share of common stock is entitled to one vote.

To vote, you should sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the Board's nominees for election to the Board.

You have the right to revoke your proxy at any time before the meeting by: (1) notifying AmeriQuest's Secretary at the address listed above, (2) returning a later-dated proxy card or (3) voting in person at the Annual Meeting.

THE ANNUAL MEETING

There must be a quorum for action to be taken at the Annual Meeting. A "quorum" is holders of a majority of the outstanding shares of common stock and the holders may be present in person or by proxy. If you submit a properly executed proxy card, then you will be considered part of the quorum even if you withhold your vote in the election of directors and abstain from voting on other proposals; in addition, "broker non-votes" are counted as present for establishing a quorum. However, abstentions and broker non-votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, often because the broker does not have the authority to do so.

Any stockholder of record as of December 21, 1999 can attend the Annual Meeting.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. Each director elected at the Annual Meeting will serve until the 2001 Annual Meeting and until his successor is elected and qualified.

The Board currently consists of Jon D. Jensen, Alexander C. Kramer, Jr., Edward
B. Cloues II, Walter A. Reimann and Charles C. Soltis. Mr. Kramer, Mr. Jensen, Mr. Cloues, Mr. Reimann and Mr. Soltis have been nominated for re-election by the Board. We have provided below information on each of the nominees.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST.

ALEXANDER C. KRAMER, JR         Mr. Kramer, age 56, has served as President and
                                Chief Executive Officer and as a director of AmeriQuest since October 1997. From November
                                1995 to October 1997 Mr. Kramer served
                                AmeriQuest in various positions, most recently as Vice President and General Manager of the Advanced System Group. Mr. Kramer was Vice
                                President-Operations of Robec, Inc. for thirteen years until its acquisition by AmeriQuest in November 1995. Mr. Kramer also currently serves as co-president of Listen Group Partners LLC
                                ("Listen Group"), an entity which owns
                                approximately 48% of AmeriQuest's common stock.

JON D. JENSEN                   Mr. Jensen, age 56, has served as Chief
                                Financial Officer and Chief Operating Officer since October 1997 and as a director of AmeriQuest since August 1998. From November 1995 to October 1997, he served as controller of our Advanced Systems Group. Between September 1994 and November 1995, Mr. Jensen served as Chief
                                Financial Officer of Robec, Inc., which was acquired by AmeriQuest in November 1995. He also worked part time as a director and acting chief financial officer at the Fredericks Company from May 1995 to January 1997. Mr. Jensen currently serves as co-president of Listen Group.

EDWARD B. CLOUES II             Mr. Cloues, age 51, has served as a director of
                                AmeriQuest since December 1998. He has served as the chairman of the board and chief executive officer of K-Tron International
                                Inc., a manufacturer of industrial feeders, since January 1998. Prior to joining K-Tron, Mr.
                                Cloues was a senior partner in the law firm of Morgan, Lewis & Bockius LLP, which is
                                AmeriQuest's general outside counsel. He is also a director and non-executive Chairman of the Board of AMREP Corporation, a real estate development company and provider of distribution and fulfillment services to publishers.

WALTER A. REIMANN               Mr. Reimann, age 69, has served as a director of
                                AmeriQuest since December 1998. He has been the president and chief executive officer of The
                                Fredericks Company, a specialty glass and sensors manufacturing company whose products are used in commercial and military applications, since 1983.

CHARLES W. SOLTIS               Mr. Soltis, age 60, has served as a director of
                                AmeriQuest since December 1998. He been the managing partner of Soltis Management Services, a general management consulting firm which he founded, since 1972.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

MEETINGS

The Board of Directors met four times in the last fiscal year and acted by written consent one time in the last fiscal year.

COMMITTEES

The Board of Directors currently has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

The AUDIT COMMITTEE reviews the adequacy of our internal control systems and financial reporting procedures. In addition, the Audit Committee reviews the general scope of our audit, the fees charged by the independent accountants, and the performance of non-audit services provided by the independent accountants. The Audit Committee consists of Messrs. Cloues and Reimann.

The COMPENSATION COMMITTEE recommends to the Board of Directors the compensation of AmeriQuest's chief executive officer and chief financial officer, reviews and takes action on the recommendations of the chief executive officer as to the appropriate compensation for our other officers, reviews other compensation and personnel development matters generally and administers the stock option plans. The Compensation Committee consists of Messrs. Reimann and Soltis.

COMPENSATION

AmeriQuest pays its outside directors $1,500 per calendar quarter and $1,000 per meeting attended, plus expenses incurred to attend meetings. In addition, all directors are eligible to receive stock options as a form of compensation.

                               EXECUTIVE OFFICERS

AmeriQuest's executive officers currently are:

Alexander C. Kramer...........................   56    President and Chief Executive
                                                       Officer
Jon D. Jensen.................................   56    Chief Financial Officer and Chief
                                                       Operating Officer
Michael J. McCarthy...........................   57    Vice President of Sales and
                                                       Marketing

Biographical information about Messrs. Kramer and Jensen can be found on page 2; we have provided information about Mr. McCarthy below:

MICHAEL J. MCCARTHY.............    Mr. McCarthy has served as AmeriQuest's Vice
                                    President since February 1999. Prior to
                                    joining AmeriQuest, Mr. McCarthy was Vice
                                    President Sales and Marketing for SBM, a
                                    Hewlett Packard distributor since 1986. He also served as Director of Value Added
                                    Marketing for Unisys Corporation. Prior to
                                    1982, Mr. McCarthy served for 26 years in various sales management assignments for IBM
                                    Corporation.

                                STOCK OWNERSHIP

The following table shows how much stock the officers, directors, director-nominees and holders of more than 5% of outstanding common stock beneficially owned as of December 21, 1999. In general a person is considered to "beneficially own" shares if the person has the power to vote or transfer the shares for the purposes of this table, a person is also considered to beneficially own shares that may be issued upon exercise of stock options that are exercisable currently or within 60 days. Each stockholder listed below has the sole power to vote or transfer shares listed to the stockholder's name, unless otherwise noted.

                                                         BENEFICIAL OWNERSHIP
                                                       AS OF DECEMBER 21, 1999
                                              ------------------------------------------
                                                 AGGREGATE NUMBER OF
NAME                                          SHARES BENEFICIALLY OWNED   PERCENTAGE(1)
----                                          -------------------------   --------------
Listen Group Partners, L.L.C.(2)............         31,849,878                46.9%
Alexander C. Kramer, Jr.(3).................         32,329,878                47.7%
Jon D. Jensen(4)............................         32,329,878                47.7%
Michael J. McCarthy(5)......................         31,889,878                47.0%
Edward B. Cloues II.........................                  0                   *
Walter A. Reimann...........................            135,500                   *
Charles W. Soltis...........................            100,000                   *
Directors and Officers as a Group...........         33,085,378                48.8%

-------------------------

 *  Less than 1% of AmeriQuest's outstanding shares of common stock.

(1) All percentages are based on 67,841,906 shares outstanding on December 21, 1999. If a person holds options that are currently exercisable or exercisable within 60 days, the number of shares underlying the options are considered outstanding and beneficially owned for the purpose of computing that person's percentage ownership. Such shares are not considered outstanding for the purpose of computing the beneficial ownership of others listed in the table.

(2) The address for Listen Group is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090. Listen Group is an entity owned and managed by AmeriQuest executive officers: Alexander C. Kramer, Jr. and Jon D. Jensen and Michael J. McCarthy.

(3) Includes the 31,849,878 shares of common stock held by Listen Group (see note 2) and 480,000 shares of common stock owned by him individually. Mr. Kramer's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

(4) Includes the 31,849,878 shares of common stock held by Listen Group (see note 2) and 480,000 shares of common stock owned by him individually. Mr. Jensen's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

(5) Includes the 31,849,878 shares of common stock held by Listen Group (see note 2) and options to purchase 40,000 shares of common stock which are currently exercisable. Mr. McCarthy's address is c/o AmeriQuest Technologies, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090.

                        EXECUTIVE OFFICERS COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table shows, for the last three fiscal years, the cash and other compensation paid to Mr. Kramer, Mr. McCarthy and Mr. Jensen, AmeriQuest's executive officers. For the purposes of this section, Messrs. Kramer, McCarthy and Jensen are referred to as the "Named Executive Officers."

                                                           ANNUAL COMPENSATION
                                                           --------------------
NAME                                               YEAR     SALARY      BONUS
----                                               ----    --------    --------
Alexander C. Kramer, Jr. (1).....................  1999    $200,000    $      0
President and Chief Executive Officer              1998    $200,000    $145,000(4)
                                                   1997    $150,000    $135,000
Jon D. Jensen(2).................................  1999    $157,500    $      0
  Chief Financial Officer and                      1998    $157,500    $145,000(4)
  Chief Operating Officer                          1997    $140,000    $ 94,000
Michael J. McCarthy(3)...........................  1999    $100,000    $ 25,000
  Vice President Sales and Marketing               1998    $      0    $      0
                                                   1997    $      0    $      0

-------------------------

(1) Mr. Kramer assumed the position of President and Chief Executive Officer on October 7, 1997. Prior to that date, Mr. Kramer served AmeriQuest in various capacities.

(2) Mr. Jensen assumed the position of Chief Financial Officer and Chief Operating Officer on October 7, 1997. Prior to that date, Mr. Jensen served AmeriQuest in various capacities.

(3) Mr. McCarthy assumed the position of Vice President Sales and Marketing on February 1, 1999.

(4) Paid $115,000 in cash and $30,000 in shares of AmeriQuest Common Stock (equaling 480,000 shares for each officer).

                       OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to the Named Executive Officers in fiscal year 1999.

                             FISCAL YEAR END VALUES

The following table shows the number and value of options held as of September 30, 1999 by the Named Executive Officers. No Named Executive Officer exercised any options in fiscal year 1999.

                                 NUMBER OF SECURITIES
                                      UNDERLYING                 VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                   FISCAL YEAR END                 FISCAL YEAR END
                             ----------------------------    ----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------    -------------    -----------    -------------
Alexander C. Kramer, Jr....       0               0              --              --
Jon D. Jensen..............       0               0              --              --
Michael J. McCarthy........       0               0              --              --

                             EMPLOYMENT AGREEMENTS

AmeriQuest and Alexander C. Kramer, Jr. entered into an Employment Agreement dated as of October 1, 1997 under which Mr. Kramer serves as our President and Chief Executive Officer. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $200,000 and an annual performance bonus of up to $229,000 if Mr. Kramer achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. Kramer's service "without cause," Mr. Kramer would be entitled to severance pay equal to six month's salary. Should Mr. Kramer be terminated as a result of a "change in control," he would be entitled to severance pay equal to one year.

AmeriQuest and Jon D. Jensen entered into an Employment Agreement dated October 1, 1997 under which Mr. Jensen serves as our Chief Operating Officer and Chief Financial Officer. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $157,500 and an annual performance bonus of up to $180,000 if Mr. Jensen achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. Jensen's service "without cause," Mr. Jensen would be entitled to severance pay equal to six month's salary. Should Mr. Jensen be terminated as a result of a "change in control," he would be entitled to severance pay equal to one year.

AmeriQuest and Michael J. McCarthy entered into an Employment Agreement dated February 1, 1999 under which Mr. McCarthy serves as our Vice President of Sales and Marketing. The agreement provides for an initial term of one year and is renewed automatically for additional one year terms until terminated in accordance with procedures specified in the agreement. The agreement provides for an annual base salary of $150,000 and an annual performance bonus of up to $150,000 if Mr. McCarthy achieves certain performance criteria specified in the agreement. Should AmeriQuest terminate Mr. McCarthy's service "without cause," Mr. McCarthy would be entitled to severance pay equal to six month's salary.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors performs five principal tasks. It:

     - recommends to the full Board the compensation of AmeriQuest's chief executive officer, chief operating officer, and Vice President of Sales and Marketing;

     - approves the granting of any bonuses to officers;

     - generally reviews other compensation and personnel development matters, and;

     - administers the stock option plans.

In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable AmeriQuest to attract, retain and reward executive officers of outstanding ability.

AmeriQuest's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all employees of AmeriQuest. Base salary levels for AmeriQuest's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at AmeriQuest. Cash bonuses based on individual and company performance have been used to create an incentive for outstanding performance.

Although AmeriQuest has a September 30 fiscal year, executive base salaries are reviewed by the Committee annually in December, with any adjustments normally becoming effective on January 1. During this review the Committee considers the performance of AmeriQuest during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of the executive during that year.

Mr. Kramer's base salary is to remain unchanged at $200,000 for fiscal 2000. Mr. Jensen's base salary is to be increased from $157,500 to $175,000 effective January 1, 2000. Mr. McCarthy's base salary is to remain unchanged at $150,000 for fiscal 2000. In accordance with the incentive plan for Mssrs. Kramer and Jensen, no bonus was earned for fiscal 1999. Additionally, during fiscal 1999, Mssrs. Kramer and Jensen each agreed to receive common stock in lieu of payment of $30,000 of their bonus for fiscal 1998. In recognition of Mr. McCarthy's contribution during fiscal 1999, he is to be granted a discretionary bonus of $50,000, payable in January, 2000. It is noted that Mssrs. Kramer, Jensen and McCarthy receive no other executive perquisites. Because of the compensation levels of AmeriQuest's officers, the Compensation Committee has not traditionally considered the effect of Section 162(m) of the Code limiting deduction in excess of $1 million.

AmeriQuest also has a stock option plan. Employee stock options are granted by management subject to the approval of the Compensation Committee. In recognition of Mr. McCarthy's contribution during fiscal 1999, he was granted an option to purchase 200,000 shares at the closing price of AMQT on October 1, 1999. Other key employees were granted options ranging from 50,000 to 10,000 shares during the 1999 calendar year.

Respectfully submitted by the Compensation Committee as of December 15, 1999.

Walter A. Reimann
Charles W. Soltis

                               PERFORMANCE GRAPH

The performance graph below compares the percentage change in the cumulative stockholder return of AmeriQuest from September 30, 1995 through September 30, 1999 with the percentage change in the cumulative total return over the same period on (i) an index of computer distribution and manufacturing companies, which includes Merisel, Tech Data, Software Spectrum, Micro Age, Inacom, Western Digital, Seagate, Dell and Compaq (the "DCMC Index") and (ii) the NASDAQ Stock Market -- U.S. Companies. This graph assumes an initial investment of $100 on October 1, 1995 in each of AmeriQuest common stock, the DCMC Index and the NASDAQ Stock Market -- U.S. Companies Index. The Company has used the DCMC Index in the past, but believes that Dell, as a direct marketer, does not belong in the DCMC Index. Dell's performance during this period differs materially from the other companies in the DCMC Index.
[Performance Graph]

                                                        AQS\AMQT                     NASDAQ                       CDMC
                                                        --------                     ------                       ----
1995                                                      0.970                     1043.500                      12.315
1996                                                      0.500                     1226.900                      20.387
1997                                                      0.190                     1685.700                      63.826
1998                                                      0.080                     1693.800                     261.354
1999                                                      0.130                     2730.300                     317.059

The performance graph below provides the same comparison as the preceding graph, except that such graph excludes DELL from the DCMC index. The performance graph below compares the percentage change in the cumulative stockholder return of AmeriQuest from September 30, 1995 through September 30, 1999 with the percentage change in the cumulative total return over the same period on (i) an index of computer distribution and manufacturing companies, which includes Merisel, Tech Data, Software Spectrum, Micro Age, Inacom, Western Digital, Seagate and Compaq (the "CDMC Index") and (ii) the NASDAQ Stock Market -- U.S. Companies. This graph assumes an initial investment of $100 on October 1, 1995 in each of AmeriQuest common stock, the CDMC Index and the NASDAQ Stock
Market -- U.S. Companies Index.
Performance Graph

                                                        AQS/AMQT                     NASDAQ                       CDMC
                                                        --------                     ------                       ----
1995                                                      0.970                     1043.500                     12.019
1996                                                      0.500                     1226.900                     19.307
1997                                                      0.190                     1685.700                     42.299
1998                                                      0.070                     1693.800                     27.576
1999                                                      0.130                     2730.300                     19.726

                               OTHER INFORMATION

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

See "Executive Compensation -- Employment Agreements" on page 6 for a description of the employment agreements entered into between AmeriQuest and each of Messrs. Kramer Jensen and McCarthy.

Soltis Management Services, of which Charles W. Soltis, who serves on the Board of Directors, is managing partner, was retained by AmeriQuest in connection with the search for a Vice President of Marketing and Sales. During the fiscal year ended September 30, 1999, AmeriQuest paid Soltis Management Services approximately $88,000 in consulting fees.

Listen Group, an entity which owns approximately 48% of AmeriQuest's common stock, has reached an oral agreement with Michael J. McCarthy, Vice President of Sales and Marketing, to sell to Mr. McCarthy an interest in Listen Group over time at the fair market value on the date of his commencement of employment with AmeriQuest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of AmeriQuest's common stock to file certain reports with the Securities and Exchange Commission.

Based on our review of information provided by persons subject to the Section 16 filing requirements, we believe that all required filings were made on a timely basis.

EXPENSES OF SOLICITATION

The expense of soliciting proxies for the Annual Meeting will be paid for by AmeriQuest. Following the original mailing of the proxies and other soliciting materials, AmeriQuest officers, employees and/or agents may also solicit proxies by mail, telephone, facsimile or in person. We will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and seek instructions for the exercise of proxies. In such cases, AmeriQuest, upon the request of the record holders, will reimburse such holders for their reasonable expense.

ACCOUNTANTS

Arthur Andersen LLP served as our independent public accountants for the 1999 fiscal year and has been selected to serve as our independent public accountants for the 2000 fiscal year.

PROPOSALS FOR NEXT YEAR'S MEETING

Any eligible stockholder who wishes to submit a proposal for presentation at our 2001 Annual Meeting must submit the proposal not later than August 31, 2000, to AmeriQuest, Inc., 2465 Maryland Road, Willow Grove, Pennsylvania 19090,
Attention: Secretary, for inclusion, if appropriate, in our proxy statement and form of proxy relating to our 2001 Annual Meeting.

                     PROXY - AMERIQUEST TECHNOLOGIES, INC.

               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 9, 2000

The undersigned hereby appoints Alexander C. Kramer, Jr. and Jon D. Jensen, and each of them with full power to appoint his substitute, attorneys and proxies to represent the stockholder and to vote and act with respect to all shares that the stockholder would be entitled to vote on all matters which come before the annual meeting of stockholders of AmeriQuest Technologies, Inc. referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                               / SEE REVERSE /
                                                               /    SIDE     /

         Please mark your
/ X /    votes as in this
         example



                  FOR    WITHHELD
1. ELECTION OF   /   /    /   /  NOMINEES: Alexander C. Kramer, Jr., Jon D.
   DIRECTORS     /   /    /   /            Jensen, Edward B. Cloues II,
                 /   /    /   /            Walter A. Reimann and Charles W.
                                           Soltis


To withhold authority to vote for any individual nominee(s) write his or her name in the following space:


_______________________________________________






SIGNATURE(S) __________________________________ DATE ____________, 2000

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.